Exhibit 10.2

AMENDMENT TO OPTION AGREEMENT

This Amendment to Option Agreement is made as of this 10th day of June, 2004 by and between PokerTek, LLC, a North Carolina limited liability company (“PokerTek”) and World Poker Tour, LLC, a Delaware limited liability company (“WPT”).

WHEREAS, the parties hereto entered into an Option Agreement dated as of April 7, 2004 (the “Option Agreement”) pursuant to which WPT was granted two options to purchase an aggregate of 145,833.33 units of membership interest in PokerTek equal to fourteen percent (14%) of the outstanding interests of PokerTek.

WHEREAS, as a result of a change in business strategy, PokerTek has determined to offer WPT the option to exercise the First Option and the Second Option as of the date hereof pursuant to the terms and conditions hereof; and

WHEREAS, WPT desires to exercise the First Option and the Second Option as of the date hereof pursuant to the terms and conditions hereof.

NOW THERFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereby agree as follows:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the meanings set forth in the Option Agreement.

2.	Options. Sections 1.1, 1.2 and 1.3 of the Option Agreement are deleted in there entirety and the following is hereby substituted in lieu thereof:

“1.1 Options. WPT shall be deemed to have exercised the First Option and the Second Option by loaning to the Company (the “Loan”) an aggregate amount equal to $185,090 (the “Loan Proceeds”) pursuant to a promissory note (the “Promissory Note”) substantially in the form attached hereto as Exhibit A. Without limiting the foregoing, WPT shall be deemed to have exercised the First Option and the Second Option as of the date of the Promissory Note for all purposes under Section 1.4 hereof and the License Term shall commence on the date of the Promissory Note. In further consideration of the Loan by WPT, WPT is receiving 145,833.33 units of membership interest in the Company pursuant to a Securities Purchase Agreement in the form attached hereto as Exhibit B. Upon payment of the Loan Proceeds there are no additional requirements of WPT to loan or invest additional money into PokerTek.

1.2 [intentionally left blank]

1.3 [intentionally left blank].”

3.

Representation and Warranty Regarding Loans by Founders to Company. Lou White, James Crawford and Lee Lomax (collectively, the “Founders”) have loaned the Company (or to National Card Club Corp. which were subsequently transferred to the Company) an aggregate amount equal to $140,360.04 as set forth on the Company’s financial statements, dated April 30, 2004, attached hereto as Exhibit C (the “April Financial Statements”). The Company is in the process of having an audit prepared by Henderson, Story and Company, PA or another reasonably acceptable certified public accounting firm(the “Audit”) and such Audit will contain no material differences from the April Financial Statements including the aggregate amount loaned by the Founders to the Company as of such date.

4.	Counterparts. This amendment may be executed in one or more counterparts, each of which shall be deemed an original.

5.	No Other Changes. Except as otherwise set forth herein no other changes, amendments or modifications are made to the Option Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year above written.

POKERTEK, LLC

By:	National Card Club Corporation

	By:	/s/ Gehrig White
	Name:	Gehrig White
	Title:	President

WORLD POKER TOUR, LLC

By:	/s/ Lyle Berman
Name:	Lyle Berman
Title:	Chief Executive Officer

EXHIBIT A TO OPTION AGREEMENT

FORM OF

PROMISSORY NOTE

$185,090	Minneapolis, MN
June 10, 2004

FOR VALUE RECEIVED, PokerTek, LLC, a North Carolina limited liability company with its principal executive office located at 6207 Glynmoor Lakes Drive, Charlotte, North Carolina 28277 (“Maker”), hereby promises to pay to the order of World Poker Tour, LLC, a Delaware limited liability company with its principal executive office located at 1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, California 90046 (“Holder”), in lawful money of the United States of America, the principal sum of One Hundred Eighty-Five Thousand and Ninety Dollars ($185,090) (the “Principal Sum”) with interest thereon at a rate per annum equal to the lowest Applicable Federal Rate, compounded annually, on the unpaid balance of the Principal Sum. Said principal and interest shall be due on the earlier to occur of the fifth anniversary of the date of this Note, or upon an Event of Default, as defined below.

This Note is the Note referenced in Section 1.1 of that certain Amendment to Option Agreement dated as of the date hereof, to which Maker and Holder are parties (the “Amended Option Agreement”) and Article IB of that certain Securities Purchase Agreement dated as of the date hereof, to which Maker and Holder are parties (the “Securities Purchase Agreement”).

Payment. This Note may be prepaid in whole or in part at any time without payment of any prepayment penalty or fee. All payments and prepayments shall, at the option of the Holder, be applied first to any costs of collection, second to the payment of any interest then outstanding on the Note and third, to the payment of the principal balance of this Note.

Maker shall remain liable for the payment of this Note, including any charges payable hereunder, notwithstanding any extension or extensions of time for payment or any indulgence of any kind that Holder may grant to Maker.

If any payment under this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day.

No act or omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed a waiver or release of same, such waiver or release to be effective only as set forth in a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to be liable for and to pay all costs of collection, including reasonable attorneys’ fees.

The payments due to Holder hereunder shall not be subject to any right of setoff claimed by Maker or any person assuming the obligations of Maker hereunder, which right of setoff is expressly waived.

Use of Proceeds. The Company covenants and agrees that it shall use the Principal Sum as follows: (i) until such time as the Company has received a bona fide purchase order for at least one of the Company’s automatic poker tables (the “Table” and the period of time until receipt of such purchase order shall be referred to herein as “Phase I”), the proceeds shall be used for development and testing of the Table and shall not be used to pay salaries or other amounts to any individual or entity (or any shareholder of such entity) who holds an equity interest in the Company (the “Insiders”); and (ii) except as otherwise set forth herein, after the conclusion of Phase I, the proceeds may be used for any legitimate business purpose including payments to Insiders. To the extent the Company makes any payments of principal and interest on amounts owed by the Company to Insiders in connection with obligations assumed by the Company from National Card Club Corporation (the “Assumed Debts”), the Company shall not make payments with respect to the Assumed Debts in excess of the cash amounts invested in or loaned to the Company after the date hereof by persons other than Buyer, unless Buyer consents in writing to the making of such payments by the Company.

Events of Default. The occurrence of any of the following events will be deemed an “Event of Default” under this Note: (a) the nonpayment, when due, of any principal, interest or other amount payable under this Note, or the failure of Maker to observe or perform any term hereof; or (b) Maker becomes insolvent or unable to pay debts as they mature, a petition for bankruptcy is filed voluntarily or involuntarily against Maker or Maker makes an assignment for the benefit of creditors, or any proceeding is instituted by Maker or against Maker by a party unaffiliated with Holder alleging that Maker is insolvent or unable to pay debts as they mature.

Upon the occurrence of an Event of Default: (a) Holder shall have the right, at Holder’s option and without demand or notice, to declare all or any part of the Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in (b) above the Note shall automatically become due and payable immediately without demand of any kind; and (b) Maker agrees to be liable for and to pay all costs and expenses of Holder, including reasonable attorneys’ fees, in the collection of any of the Note or the enforcement of any of the Holder’s rights.

Invalidity of Particular Provisions. Maker and Holder agree that the unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.

Successors or Assigns. Maker and Holder agree that all of the terms of this Note shall be binding on their respective successors and assigns, and that the term “Maker” and the term “Holder” as used herein shall be deemed to include, for all purposes, the respective successors and assigns, provided, however, that Maker may not assign or delegate its rights or obligations under this Note without the prior written consent of Holder.

Governing Law. The form and validity of this Note shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed wholly within Minnesota, without giving effect to conflicts of laws principles.

Captions. Captions in this Agreement are for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, Maker has caused this Note to be signed on the day and year first above written.

MAKER:

POKERTEK, LLC

By:	National Card Club Corporation

By:
Name:
Title:

EXHIBIT B

FORM OF SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 10, 2004, is entered into by and between PokerTek, LLC, a North Carolina limited liability company with its principal executive office located at 6207 Glynmoor Lakes Drive, Charlotte, North Carolina 28277 (the “Company”), and World Poker Tour, LLC, a Delaware limited liability company with its principal executive office located at 1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, California 90046 (“Buyer”).

INTRODUCTION

A. The Company has authorized the sale of units of the Company’ membership interests (the “Units”) to Buyer pursuant to a transaction, which is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

B. Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, the Units upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

ISSUANCE OF SECURITIES

A. Transaction. In exchange for the consideration set forth below, Buyer hereby purchases from the Company, and the Company hereby issues and sells to Buyer, in a transaction which is intended to be exempt from the registration and prospectus delivery requirements of the Securities Act, 145,833.33 Units.

B. Promissory Note. In exchange for the Units, Buyer has loaned to the Company, effective as of the date hereof, an amount equal to $185,090 (the “Loan Proceeds”) pursuant to a promissory note substantially in the form attached hereto as Exhibit A.

ARTICLE II

BUYER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Buyer represents and warrants to and covenants and agrees with the Company as follows:

A. Buyer is purchasing the Units for its own account, for investment purposes only, and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

B. Buyer is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (ii) experienced in making investments of the kind contemplated by this Agreement; (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Units, the Options and the Units to be issued upon exercise of the Option (the “Securities”); and (iv) able to afford the loss of its investment in the Securities. Buyer represents that it is a company in which all the equity owners are accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act.

C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and “blue sky” laws, and that the Company is relying upon the accuracy of, and Buyer’s compliance with, Buyer’s representations, warranties and covenants set forth in this Agreement and the Option Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities.

D. Buyer understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the “Commission”) or any state securities commission.

E. Buyer has received, carefully reviewed and is familiar with the financial statements (attached hereto as Exhibit B), risk factor statement and other materials of the Company and any attachments, modifications or supplements thereto attached as Exhibit C hereto (the “Company Materials”).

F. Buyer has been given access to full and complete information regarding the Company (including the opportunity to meet with Company officers and review all documents as the undersigned may have requested in writing); has utilized such access to Buyer’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Company Materials and any attachments or supplements thereto; and has attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the purchase of the Securities and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Company Materials.

G. Buyer realizes that a purchase of the Securities represents a speculative investment involving a high degree of risk including, but not limited to, the risks described in the Company Materials. Buyer acknowledges that the Company is a new venture with no operations history and that there can be no guarantee of the Company’s success.

H. This Agreement has been duly and validly authorized, executed and delivered by Buyer, and is a valid and binding agreement enforceable against Buyer in accordance with its terms.

I. Buyer understands that there will be no market for the Securities, that there are significant restrictions on the transferability of the Securities and that, for these and other reasons, Buyer may be required to hold the Securities for an indefinite period of time.

J. Buyer represents and agrees that if Buyer should later desire to dispose of or transfer any of the Securities it shall not do so without first obtaining, if requested by the Company, (i) an opinion of counsel reasonably satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Securities pursuant to the Securities Act and applicable state laws.

K. Buyer acknowledges and agrees that any equity ownership interest it acquires in the Company shall be subject to the Company’s Operating Agreement.

ARTICLE III

COMPANY’S REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Buyer that:

A. Capitalization. As of June 10, 2004, the Company’s authorized capital consists of 1,000,000 Units, of which 854,166.67 Units are issued and outstanding. All of the issued and outstanding Units (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) have been issued in compliance with applicable law. National Card Club Corporation was the sole holder of all of the Company’s membership interests since its formation on March 19, 2004 until the issuance of 34,166.67 Units to Buyer in May, 2004 and other than Buyer no other person or entity owns any other equity interest or a right or option to purchase any equity interest in the Company. The Company has no obligation to redeem any outstanding membership interests.

B. Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of North Carolina.

C. Authority; Validity and Enforceability. The Company has the requisite power and authority under the North Carolina Limited Liability Company Act (the “Act”) and its Operating Agreement to enter into the Documents (as defined below). The Company’s execution, delivery and performance of the Documents, and the Company’s consummation of the transactions contemplated thereby have been duly authorized by all necessary action under the Act and its Operating Agreement on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Securities have been duly and validly authorized for issuance by the Company. For all purposes of this Agreement, the term “Documents” means (i) this Agreement; and (ii) the Option Agreement.

D. Loans by Founders to Company. Lou White, James Crawford and Lee Lomax (collectively, the “Founders”) have loaned the Company (or to National Card Club Corp. which were subsequently transferred to the Company) an aggregate amount equal to $140,360.04 as set forth on the Company’s financial statements, dated April 30, 2004, attached hereto as Exhibit D (the “April Financial Statements”). The Company is in the process of having an audit prepared by Henderson, Story and Company, PA or another reasonably acceptable certified public accounting firm (the “Audit”) and such Audit will contain no material differences from the April Financial Statements including the aggregate amount loaned by the Founders to the Company as of such date.

ARTICLE IV

REGISTRATION STATUS OF SECURITIES

A. Registration Status of Securities. The Securities have not been registered under the Securities Act or under applicable state securities acts on the grounds that the Securities are being issued in a transaction (i) involving a limited group of knowledgeable investors fully familiar with the affairs and proposed operations of the Company; and (ii) not involving a public offering and that, consequently, such transaction is exempt from registration under the Securities Act and the state securities acts. The Company is entitled to rely on Buyer’s representations herein as a basis for the exemption from registration.

B. Compliance with Transfer Requirements. The Securities may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law and, as a result, Buyer must comply with the transfer requirements set forth in Article II.I above and may be required to hold the Securities for an indefinite period of time.

C. Operating Agreement. In addition the transfer restrictions imposed on the Securities by the Securities Act and state securities laws, Buyer acknowledges and agrees that the Securities may be subject to transfer restrictions under the Company’s Operating Agreement.

ARTICLE V

MISCELLANEOUS

A. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all which counterparts when so executed shall together constitute one and the same instrument. A facsimile or digital transmission of this signed Agreement shall be legal and binding on all parties hereto.

B. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

C. In the event any one or more of the provisions contained in any of the Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

D. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts-of-law principles of such state.

E. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.

F. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or the Documents are cumulative and are not exclusive of any rights or remedies that any party may have in law or in equity.

G. This Agreement and the other Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. No supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

H. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall (i) be in writing and shall be delivered personally, by certified mail (postage prepaid), by a nationally recognized overnight courier service, or by electronic mail or facsimile transmission; and (ii) and shall be deemed given when so delivered personally, if mailed, three (3) days after the date of deposit in the United States mails, when delivered by overnight courier service, or, if transmitted electronically or by facsimile, when received by the intended recipient and acknowledged to the sender, as follows:

If to the Company:	To the address indicated in the preamble of this Agreement

If to Buyer:	To the address indicated in the preamble of this Agreement

With a copy to:	Maslon, Edelman, Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Terri Krivosha, Esq.
Telephone: (612) 672-8340
Facsimile: (612) 642-8340

The Company or Buyer may change the foregoing address by notice given pursuant to this Article V.H.

I. Each of the Company and Buyer agrees to keep confidential and not to disclose to, or use for the benefit of, any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party.

J. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void.

K. Each party shall bear its own fees and expenses in connection with the preparation, negotiation, execution and performance of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have set their hands to this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

POKERTEK, LLC:

By:	National Card Club Corporation, Manager

By:
Gehrig White, President

BUYER:

WORLD POKER TOUR, LLC

By:
Name:
Title:

Signature Page -Securities Purchase Agreement